Exhibit 4.8

                                   COUNTY BANK
                         NONQUALIFIED STOCK OPTION PLAN
                                AS OF MAY 15,1995


1.   PURPOSE

     The Board of Directors of County Bank ("Company") wish to adopt the Stock Option Plan effective as of May 15, 1995 (the "Plan"), which will provide certain key directors and employees of the Company (as defined below) with an opportunity to purchase voting common stock of as an Incentive to work for the growth, development, and financial success of the Company.

2.   DEFINITIONS

     The following terms shall have the meaning set forth below, unless context otherwise requires.

     (a) "Company" means County Bank, an Arizona corporation and its successors in interest.

     (b) "Board of Directors" or "Board" means the Board of Directors of County Bank.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" means the Board of Directors, and is used interchangeably with the term "Board of Directors" or "Board."

     (e) "Effective Date" means May 15, 1995.

     (f) "NSO" means any option granted under this Plan that does not qualify as an incentive stock option under section 422 of the Code.

     (g) "Participant" means any director or employee of the Company who has been selected by the Board to participate in the Plan.

     (h) "Plan" means the Non-Qualified Stock Option Plan, effective as of May 15, 1995.

     (i) "Stock" means the common stock of County Bank, par value $5.00 per share.

     (j) "Stock Option" means any NSO granted to a Participant under this Plan, which is evidenced by a writing executed by the Participant and by an authorized member of the Board.

     (k) "Stock Grant" means the grant of a Stock Option.

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3.   STOCK GRANTS

     The Board may make Stock Grants to a Participant under this Plan, in any combination. At the time a Stock Grant is awarded under this Plan, the Board shall designate such grant as an NSO. Any Stock Grant made by the Board hereunder shall be administered pursuant to, and in accordance with, this Plan, and shall be subject to all restrictions set forth herein. No Stock Grant may be made under this Plan at any time that the Company is "undercapitalized" as that term is defined in Section 7(g) of this Plan.

4.   ELIGIBILITY

     Subject to the following limitations, the Board shall from time to time designate from among the Company's directors and employees those persons who will be Participants in the Plan. Only duly elected and qualified directors of the Company at the time a Stock Option is granted, who, in the sole judgment of the Board, (i) are qualified by occupation, educations, training, ability, and responsibility to contribute substantially to the progress of the Company; (ii) have a material, positive effect on the results of the operations of the Company; or (iii) such other factors as the Board in its development shall deem relevant, and full time employees of the Company at the time the Stock Option is granted who, in the sole judgment of the Board, (i) are qualified by position, training, ability and responsibility to contribute substantially to the progress of the Company; (ii) have a material positive effect on the results of operation of the Company; or (iii) are key employees or critical line employees shall be eligible to participate.

5.   ADMINISTRATION

     (a) Administrative Committee. This Plan shall be administered by the Board. The Board shall hold meetings at such times and places as it may determine for the purpose of administering the Plan and may entertain all matters connected with the Plan at regular or special meetings of the Board, whether or not such matters are included in the notice of such meeting. A majority of the Board at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Board, shall be valid acts of the Board. The Board shall have the sole, final, and conclusive authority to interpret this Plan, to determine the rights and obligations of participants under the Plan, and to determine matters relating to the eligibility of a participant, including, without limitation, the time at which a participant ends service as a Director. No member of the Board or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any option granted hereunder and shall be provided with indemnification under Arizona Revised Statute 10-005.

     (b) Administration of Plan. The Board may adopt rules and procedures for administration of the Plan, to the extent such rules and procedures are not inconsistent herewith, which shall be of general application to all Participants and the Stock Options granted pursuant

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to the Plan. Subject to the provisions of this Plan, the Board shall have the sole, final, and conclusive authority to determine:

          (1) Those directors and employees who will become Participants and the terms and conditions of their eligibility;

          (2) The Participants to whom Stock Grants are to be made and the nature and amount of such Stock Grants;

          (3) All terms and conditions of each Stock Grant, including, without limitation:

               (i) The number of shares of Stock (as hereinafter defined) for which a Stock Grant is made;

               (ii) The price to be paid for Stock upon exercise of a Stock
               Grant;

               (iii) The terms and conditions of the exercise;

               (iv) The terms of payment of the exercise price of a grant;

               (v) Any conditions to which the grant or its exercise may be subject; and

               (vi) Any restrictions or limitations placed on Stock issued pursuant to the exercise of a Stock Grant.

6.   SHARES OF STOCK SUBJECT TO PLAN

     (a) Shares Reserved For Option Grants. There shall be reserved for the Stock Grants pursuant to this Plan 10% of the authorized and issued Stock at the time of the Stock Grant. At the date hereof the number of shares of stock so reserved equals 133,988 shares. NSOs may be granted pursuant to this Plan from such shares, up to such total limitation; provided, however, that in no event shall the aggregate number of shares of Stock subject to all Stock Grants made under this Plan exceed 133,988 shares of Stock, except as described in paragraph
(b) below.

     (b) Adjustment to Shares. The aggregate number of shares of Stock which may be issued under paragraph (a) of this Section 6 pursuant to Stock Grants made under this Plan shall be automatically adjusted, without further action by the Board or the Shareholders of the Company, to reflect changes in the capitalization of the Company, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassification, or any similar recapitalization that affects or modifies the number of shares of Stock issued and outstanding at any time.

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     (c) Number of Stock Grants: Partial Exercise. More than one Stock Grant may be made to the same Participant, and Stock Grants may be subject to partial exercise. If any Stock Grant made under this Plan expires or is terminated without being exercised, or after being partially exercised, the shares of Stock allocated to the unexercised portion of a Stock Grant shall revert to the pool of shares reserved In paragraph (a) of this Section for grants made hereunder and shall again be available for Stock Grants made under this Plan.

7.   TERMS AND CONDITIONS OF GRANTS

     (a) Grant Agreement. Each Stock Grant made under this Plan shall be evidenced by a written agreement ("Stock Grant Agreement") and shall be executed by the Company and the Participant. The Stock Grant Agreement shall contain any terms and conditions required by this Plan and such other terms and conditions not inconsistent with the Plan as the Board, in its sole discretion, may require.

     (b) Number of Shares and Notice of Option. Each Stock Grant shall state the number of shares of Stock subject to the grant and shall state that the action is for an NSO.

     (c) Option or Purchase Price. The purchase price of the Stock Options shall be determined by the Board. Each Stock Option shall state the exercise price of the option. The exercise price for any share of stock subject to an NSO shall not be less than 100% of the fair market value of a share of the Stock as of the date of grant. The fair market value of a share of Company's Stock shall equal the closing price for such stock on the day preceding the date of grant, as reported by the National Association of Securities Dealers Automated Quoteline System (NASDAQ) (National Market) or The Wall Street Journal. If for any reason the Company's stock is not publicly traded on a national securities market or not listed on NASDAQ, the Board shall evaluate all factors which the Board believes are relevant in determining the fair market value of a share of Stock and, the Board, in good faith and exercising its business judgment, shall establish the fair market value of the Stock as of the date an option is granted.

     (d) Limitation on Period in Which to Grant or Exercise Options. No NSO shall be granted under this Plan more than 10 years after the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is approved by the Shareholders of Company. All Stock Grant made under the Plan shall be exercised within five years after the date of the grant of the Option.

     (e) Transferability. No Stock Grant made under this Plan shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, a Stock Grant made hereunder shall be exercisable only by the Participant.

     (f) Payment for Stock. The exercise price for any shares of Stock acquired through the whole or partial exercise of any Stock Grant shall be paid in cash or immediately available funds, or in Stock with a current market value equal to all or a part of the exercise price, or both.

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     (g) Option Exercise Required. Every Stock Option shall be granted subject to the following condition. Should the Company become "undercapitalized" as that term is defined by the Federal Deposit Insurance Act and the regulations promulgated pursuant thereto by the Federal Deposit Insurance Corporation and amended thereafter from time to time, each Participant within 90 days after the receipt of written notice (the "Notice") from the Company that it is "undercapitalized" as herein defined and without regard to limitations on the right to exercise the NSO, shall exercise all or part of the NSO's held by that person. Any NSO not exercised by the Participants within the permitted time shall lapse on the 91st day following the receipt of the Notice. The unexercised portion of the Stock Grants shall revert to the pool of shares reserved in Section 6(a) for grants made hereunder and shall again be available for Stock Grants made under this Plan.

     (h) Compliance With Applicable Laws and Regulations. Stock Grants made under this Plan are subject to compliance with applicable federal and state law as the Board, with the advice of Company's counsel, may deem appropriate, including, without limitation, any provision necessary to comply with state or federal securities laws.

8.   MERGERS OR CONSOLIDATIONS

     If Company at any time dissolves or undergoes a reorganization, including, without limitation, a merger or consolidation with any other corporation, in any manner or form whatsoever, and the surviving corporation is not Company and does not agree to assume the options granted pursuant to this Plan or to substitute options in place thereof, the Stock Grants made under this Plan may be terminated, subject to the procedures set forth in this Section. Prior to any termination of this Plan or the Stock Grants made hereunder, each Participant holding an outstanding Stock Grant not yet exercised shall be notified of such termination and shall be provided a reasonable period of not less than 15 days in which to exercise such Stock Option prior to its termination. The Board may, in its sole discretion, prescribe such terms and conditions as the Board deems appropriate and authorize the exercise of such Stock Grants with respect to all shares covered. Any Stock Grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Board, and simultaneously, the Plan itself shall be terminated.

9.   TERMINATION OF EMPLOYMENT

     Any Stock Grant made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment with the Company, unless such termination of employment occurs by reason of the death or retirement (including early retirement) of the Participant or on account of the permanent and total disability of the Participant (as such term is defined in Section 22(e)(3) of the Code and the regulations therein). Upon retirement, a Participant (or the administrator or conservator of the Participant's estate) may, subject to
Section 7(d) of the Plan, exercise any Stock Option granted in full within three months of retirement or, in the event the Participant retired or terminated employment on account of "permanent and total

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disability" (as that term is defined in Section 22(e)(3) of the Code), within one year of retirement. Should a Participant die while in the employment of the Company or within three months after retirement, the Participant's personal representative of his or her estate or other person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the deceased optionee may, subject to Section 7 (d) of the Plan or any contrary provision of the Stock Grant Agreement, exercise the option in full within two years from the date of the optionee's death.

10.  EXPIRATION DATE OF PLAN

     If not earlier terminated, this Plan shall terminate on May 15,2005. In no event shall any Stock Option be granted under this Plan after May 15, 2005.

11.  ADJUSTMENT TO SHARES SUBJECT TO STOCK OPTION

     In the event the issued and outstanding Stock of Company is increased or decreased by reason of any stock split, reverse stock split, subdivision, stock dividend, reorganization, or reclassification, the Stock subject to any unexercised Stock Grant shall be automatically adjusted, without further action on the part of any person, to reflect the effect of such event, as if the shares of Stock subject to such Stock Grant were then issued and outstanding.

12.  CORPORATE ACTION

     The grant of an option pursuant to this Plan shall not affect in any way the right or power of Company to make adjustments, reclassifications, reorganizations, or changes of any kind to its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.  RIGHTS AS A SHAREHOLDER

     A Participant shall have no rights as a shareholder of Company with respect to any shares of Stock subject to a Stock Grant made hereunder until the date of the issuance of a stock certificate to the Participant for such shares. Except as provided in Sections 6(b) and 11, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date precedes the date a stock certificate is issued to a Participant upon exercise of a Stock Grant, except as otherwise provided in this Plan.

14.  INVESTMENT PURPOSE

     Unless the Stock received for issuance under this Plan is registered with the Securities and Exchange Commission, each Stock Grant made under this Plan is subject to the condition that the purchase of Stock hereunder by a Participant is for investment purposes only, and not

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with a view to the subsequent resale or distribution of such Stock, unless such
Stock is registered under the Securities Act of 1933, as amended, or an exemption from registration is available.

15.  INVESTMENT LETTER

     Any Participant exercising a Stock Grant shall, as a condition to such exercise, execute and deliver to Company in any form the Board may require a letter in which the Participant certifies and agrees that the Stock purchased hereunder is for investment purposes only and not with a view to resale or distribution of such Stock unless it is registered under the Securities Act of 1933, as amended, or an exemption from registration is available.

16.  AMENDMENT OF THE PLAN

     The Board may terminate, suspend, discontinue, modify or amend this Plan in any respect whatsoever, except that, without approval of the Shareholders of Company, no such revision or amendment shall change the number of shares of stock of Company subject to the Plan, change the designation of the class of directors eligible to receive options or decrease the price at which options may be granted. The preceding sentence notwithstanding and subject to the provisions of Section 7(g), the Company may not terminate this Plan with respect to any issued and outstanding Stock Grant unless it gives the Participant notice of termination and not less than 15 days in which to exercise such Stock Grant, if such Stock Grant is then exercisable.

17.  APPLICATION OF FUNDS

     The proceeds received by Company from the sale of shares of Stock pursuant to the exercise of options shall be used for general corporate purposes.

18.  OBLIGATION TO EXERCISE GRANT

     A Stock Grant shall impose no obligation upon the grantee to exercise such grant.

19.  EFFECTIVE DATE

     This Plan, shall be effective as of May 15, 1995, the "Effective Date," but shall be subject to approval by the majority vote of the Shareholders of the Company within 12 months after the Effective Date. If such approval is not given by the Shareholders of the Company within that 12 month period, all options granted under this Plan shall be void.

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     IN WITNESS WHEREOF, the foregoing Plan was approved by the Board on May 15,
1995, and is executed by the undersigned officers of County Bank, being duly authorized to do so.

County Bank,
a[n] Arizona corporation



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                                CERTIFICATION OF
                                ________________

IN WITNESS WHEREOF, this Plan was adopted by the Board of Directors of County Bank ("Company") on May 15, 1995, subject to the condition that it be approved by the Shareholders of County Bank on or before May 14, 1996, and was executed by the Chairman of the Board of and its Secretary as of May 15, 1995.

DATED this ___ day of __________________.

County Bank,
a[n] Arizona corporation



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